EXHIBIT  23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A, of our report dated June 27, 2013, of Emerald Isle Exploration LTD. relating to the financial statements as of April 30, 2013 and for the period from November 7, 2012 (inception) to April 30, 2013, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/  M&K CPAS, PLLC
       M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

August 12, 2013